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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C.   20549

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                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF

                         THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       DECEMBER 15, 1997
                                                 -----------------------------


                                  PREMIER PARKS INC.
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                (Exact name of registrant as specified in its charter)


     DELAWARE                      0-9789                     73-613774
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(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)          Identification No.)
incorporation)


        11501 NORTHEAST EXPRESSWAY, OKLAHOMA CITY, OKLAHOMA 63131
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             (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code      (405) 475-2500
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            (Former name or former address, if changed since last report)



                                    Page 1 of 11
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ITEM 5.  OTHER EVENTS

     WALIBI ACQUISITION AGREEMENT

          On December 15, 1997, Premier Parks Inc. (the "Company" or the "Registrant") entered into a definitive agreement to acquire at least a majority of the outstanding capital stock of Walibi S.A. ("Walibi"). Walibi, a Belgium corporation, the capital stock of which is traded on the Brussels Stock Exchange, is the owner of six theme parks, two located in Belgium, one in The Netherlands and three in France, as well as two smaller attractions in Brussels (the "Walibi Parks"). The transaction values Walibi based on a multiple of seven times Walibi's 1997 earnings before interest, taxes, depreciation and amortization, less Walibi's net debt at December 31, 1997. The purchase price will be payable 80% in cash in Belgium Francs ("BEF") and 20% in shares of the Company's Common Stock. The Company presently estimates that the aggregate purchase price for the majority interest will range between BEF 1.40 billion and BEF 1.53 billion ($38.2 million to $41.9 million, based upon an exchange ratio of $1 to BEF 36.60 as of December 12,
1997), or an expected per share purchase price of BEF 2,100 to BEF 2,300 ($57.38 to $62.84). If the Company acquires the majority interest, upon consummation of the transaction, the Company is obligated to commence a tender offer to purchase the remaining capital stock of Walibi on the same terms per share as apply to the acquisition of the majority shares. The agreement also requires the Company to invest at least BEF 1.4 billion ($38.2 million) over three years commencing with the 1999 season, to be used for capital improvements at the Walibi Parks. The transaction is scheduled to close in March 1998, subject to satisfactory completion of due diligence and other customary closing conditions. During 1997, the Walibi Parks had a combined attendance of approximately 3.5 million.

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     ADOPTION OF STOCKHOLDER RIGHTS PLAN

          On December 31, 1997, the Board of Directors of the Company announced that it had declared a dividend of one Preferred Stock Purchase Right (the "Right(s)") for each outstanding share of Common Stock, par value $0.05 per share (the "Common Stock"), of the Company. The dividend is payable as of January 12, 1998 to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of a new series of preferred shares of the Company, designated as Series A Junior Preferred Stock ("Preferred Stock"), at a price of $250.00 per one one-hundredth (1/100) of a share (the "Exercise Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Bank One Trust Company, N.A., as Rights Agent ("Rights Agent"), dated as of January 12, 1998.

          Initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock.

          The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender

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or exchange offer the consummation of which would result in the ownership of 15%
or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of January 12, 1998, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause
(i) or (ii)).

          Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after January 12, 1998 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier

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redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of January 12, 1998 with or without a copy of the Summary of Rights attached, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificate") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

          The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on January 12, 2008, unless earlier redeemed by the Company as described below.

          The Preferred Stock is non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share and 100 times the cash dividends declared on the Company's Common Stock. In addition, the Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Preferred Stock will be entitled to receive for each share, a liquidation payment in an amount equal to the greater of $25,000.00 or 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger,

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consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

          The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

          Unless the Rights are earlier redeemed, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, if a person or group (with certain exceptions) becomes the beneficial owner of 15% or more of the Company's voting stock, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have

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the right to receive, upon payment of the Exercise Price, that number of shares of the Company's Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement). The Rights Agreement also grants the Board of Directors the option, after any person or group acquires beneficial ownership of 15% or more of the voting stock but before there has been a 50% acquisition, to exchange one share of common stock for each then valid right (which would exclude rights held by the Acquiring Person that have become void).

          Fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth (1/100) of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth (1/100) of a share.

          At any time on or prior to the close of business on the tenth day after the time that a person has become an Acquiring Person (or such later date as a majority of the Board of Directors and a majority of the Continuing Directors (as defined in the Rights Agreement) may determine), the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"). The Rights may be redeemed after the time that any Person has become an Acquiring Person only if approved by a majority of the Continuing Directors. Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

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          For as long as the Rights are then redeemable, the Company may, except with respect to the redemption price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement from and after the time that any Person becomes an Acquiring Person requires the approval of a majority of the Continuing Directors (as provided in the Rights Agreement).

          Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $.01 per Right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership of 15% or more of the voting stock.


          The form of Rights Agreement between the Company and Bank One Trust Company, N.A., as rights agent, specifying the terms of the Rights, which includes as Exhibit A the form of Summary of Rights to Purchase Series B Junior Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations of the Company setting forth the terms of the Preferred Stock are attached

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hereto as exhibits and incorporated herein by reference.  The foregoing description of the Rights is qualified by reference to such exhibits.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          4.1. Rights Agreement dated as of January 12, 1998 between Premier Parks, Inc. and Bank One Trust Company, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations.

          10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 15, 1998


                              By: /s/ James F. Dannhauser
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                                   James F. Dannhauser
                                   Chief Financial Officer


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                                    EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

     4.1. Rights Agreement dated as of January 12, 1998 between Premier Parks, Inc. and Bank One Trust Company, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Right Certificate and as Exhibit C the form of Certificate of Designations.

     10.1 Stock Purchase Agreement dated as of December 15, 1997, between the Registrant and Centrag S.A., Karaba N.V. and Westkoi N.V.


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